Exhibit 99.1

Union Pacific Appoints Jim Vena Chief Executive Officer

●	Beth Whited named president
●	Mike McCarthy elected chairman of the Board

Omaha, Neb., July 26, 2023 – Union Pacific Corporation (NYSE: UNP) today announced Jim Vena has been appointed as chief executive officer and a member of the Board, effective August 14, 2023.

The company also announced that Beth Whited, Union Pacific’s executive vice president, sustainability and strategy and chief human resources officer, has been appointed as president, reporting to Vena. Mike McCarthy, Union Pacific’s lead independent director, has been elected as chairman of the Board. These leadership changes are effective August 14, 2023, and reflect a strong focus on driving growth, improving service, and enhancing safety across the company’s rail system.

Vena succeeds Lance Fritz, who is stepping down as chairman, president and chief executive officer. Going forward, the operations, finance, marketing and sales, supply chain, and technology functions will report directly to Vena. Whited’s responsibilities will include the strategy, workforce resources, sustainability, law, corporate relations and government affairs functions.

Vena has more than 40 years of industry experience and is returning to Union Pacific after serving as its chief operating officer from 2019-2020 and as a senior advisor to the chairman in 2021.

“One of the most vital characteristics we considered as we conducted the search to identify the next CEO was extensive railroad operating experience,” said McCarthy. “Jim has that and more. After a comprehensive search process, the Board unanimously determined that his track record of operating excellence was unparalleled, and he is the right candidate for the job.”

McCarthy continued, “In addition to his 40-plus year career with Canadian National, Jim knows Union Pacific’s operations firsthand, demonstrates the ability to deliver strong results, and is passionate about returning to the Union Pacific team. Under Jim’s leadership, the Board looks forward to continued success driving safety and service improvements, generating greater shareholder returns, and creating value for all stakeholders.”

“I am excited about returning to Union Pacific and look forward to the journey to be the safest, most reliable and most efficient railroad in the industry,” said Vena. “Working closely with the entire team, my focus from day one will be to ensure the Company delivers industry-leading customer and operating excellence, cultivates and empowers our employees, and cares for the communities in which we operate. These efforts will generate strong shareholder returns.”

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Whited has been with Union Pacific for more than 35 years and has held leadership roles across multiple departments.

“Beth has been key to Union Pacific’s transformation over many years across numerous functions. Her award-winning work driving sustainability and workforce development helped the company advance its culture and distinguish itself from peers,” McCarthy added.

Whited commented, “I care deeply about the Union Pacific team and the many stakeholders who rely upon us. I am very proud of what we stand for and am looking forward to continuing my career at a company that has been transformational to our world and my life. I look forward to working with Jim and the rest of our team as we strive to make Union Pacific one of the strongest franchises in America.”

“I’d like to express my deep appreciation to the stakeholders of Union Pacific for giving me the privilege of leading this historic company for the past eight years,” said Fritz. “I am pleased by the progress we’ve made together to enhance value for our stakeholders and chart a strong path forward. I welcome Jim back to Union Pacific, and am confident that we have the right leaders to advance the hard work underway.”

“The Board is grateful to Lance for his leadership over the last eight years. Lance successfully positioned Union Pacific for long-term success, and we wish him the very best in his next chapter,” McCarthy continued.

About Jim Vena

Vena previously served as a Senior Advisor to the Chairman of Union Pacific in 2021 and as Chief Operating Officer from 2019 to 2021. During his time as Chief Operating Officer of Union Pacific, Vena oversaw a team that achieved efficiency savings of over $1 billion and delivered the best service product in the company's history.

Prior to that, Vena spent over four decades at Canadian National Railway, a leading North American Transportation and Logistics company, most recently serving as Executive Vice President and Chief Operating Officer from 2013 to 2016. During Vena's tenure as Executive Vice President and Chief Operating Officer, Canadian National generated the North American rail industry's best operating ratio and achieved the best safety incident ratio in its history. Vena started his 40-year railroad career with Canadian National as a brakeman. He progressively held roles of increasing responsibility, including in various senior management positions across operations, marketing and sales.

Vena is a member of the FedEx Board of Directors where he serves on the Audit and Finance and Governance, Safety and Public Policy committees, and DCLI (Direct ChassisLink, Inc.), a privately held company, where he serves as Chair of the Audit Committee. He received a Bachelor of Science degree in Mathematics and Chemistry from the University of Alberta and an AGDM (Advanced Graduate Diploma in Management) degree from Athabasca University.

About Beth Whited

Whited has served as Executive Vice President-Sustainability and Strategy since February 2022. In this role, she helped lead the development and implementation of Union Pacific’s strategic vision as it strives to become the nation’s No. 1 supply chain logistics provider and oversees its sustainability initiatives, guiding the railroad’s efforts to reach net zero by 2050. She previously served as Chief Human Resource Officer, leading the Workforce Resources team’s pioneering efforts to provide a world-class employee experience. Whited had served as Executive Vice President and Chief Human Resource Officer since 2018 and was responsible for Union Pacific’s human resources and labor relations functions, as well as the company’s employee engagement culture initiatives. Prior to that, she was Executive Vice President and Chief Marketing Officer. She previously led the Chemicals business for four years and served as Vice President of the railroad’s National Customer Service Center. Since joining Union Pacific in 1987, she has held a variety of executive roles in Strategic Planning, Investor Relations, Finance, and Marketing and Sales, including President of subsidiary Union Pacific Distribution Services.

Whited is a member of the Board of Directors of RPM International Inc., where she serves on the Compensation Committee. Whited is a member of the Humanities Nebraska Board, the Omaha Symphony Board and the Aksarben Foundation Board of Governors. She was a founding member and former President of Union Pacific’s LEAD (Lead, Educate, Achieve, Develop) women’s initiative. She graduated with a Bachelor of Business Administration degree in Accounting from the University of Iowa.

ABOUT UNION PACIFIC

Union Pacific (NYSE: UNP) delivers the goods families and businesses use every day with safe, reliable, and efficient service. Operating in 23 western states, the company connects its customers and communities to the global economy. Trains are the most environmentally responsible way to move freight, helping Union Pacific protect future generations. More information about Union Pacific is available at www.up.com.

Union Pacific Investor contact: Brad Stock at 402-544-4227 or bkstock@up.com

Union Pacific Media contact: Clarissa Beyah at 402-957-4793 or cbeyah@up.com

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